                FIFTH SUPPLEMENTAL ANNUAL BENEFIT DETERMINATION
              PURSUANT TO THE VF CORPORATION AMENDED AND RESTATED
                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN




ARTICLE I.       PURPOSE

The purpose of this Fifth Supplemental Annual Benefit Determination (the "Determination") is to provide security for the payment of the Supplemental Pensions of certain designated Participants under the VF Corporation Amended and Restated Supplemental Executive Retirement Plan and the Determinations thereunder (collectively, the "SERP").


ARTICLE II.      DEFINITIONS

As used herein, words and phrases shall have such meanings as are set forth in the SERP, the VF Corporation Pension Plan ("Pension Plan"), the VF Executive Deferred Savings Plan ("Executive Deferred Savings Plan") and those agreements between VF Corporation ("Corporation") and certain Executives of the Corporation providing for severance benefits upon employment termination in connection with a "change in control" of the Corporation (the "Change in Control Agreements"). "Committee" shall mean the Organization and Compensation Committee of the Board of Directors of the Corporation.


ARTICLE III.     SECURING PAYMENT OF THE SUPPLEMENTAL PENSION

The Corporation shall, immediately upon and at all times following the occurrence of a change in control of the Corporation (as defined in Paragraph 2 of the Participant's Change in Control Agreement and/or Section I-4 of the Executive Deferred Savings Plan), either provide security for or fund the payment of the Supplemental Pensions described in the First, Second, Third and Seventh Supplemental Annual Benefit Determinations. The Corporation shall be obligated to fund or secure such Supplemental Pension Benefits in all events and, if possible, the security or funding shall be made in a form that will not cause such amounts to be includable in the Participant's gross income for federal income tax purposes until the taxable year or years in which such amounts are paid to the Participant under the terms of the SERP (e.g., a standby letter of credit, funded irrevocable trust, etc.). The Corporation may cease to provide the security or funding required hereunder with respect to a Participant upon the occurrence of either of the following: (1) the Participant shall have been paid his Supplemental Pension in full or (2) the Board of Directors of the Corporation shall have adopted a resolution declaring the change in control ineffective as provided in Paragraph 2 of the Participant's Change in Control Agreement and/or Section I-4 of the Executive Deferred Savings Plan.


ARTICLE IV. ELECTION TO RECEIVE SUPPLEMENTAL PENSION BENEFIT IN A LUMP SUM AFTER A CHANGE IN CONTROL

Following the occurrence of a change in control of the Corporation, each Participant who is eligible to receive a Supplemental Pension under the First, Second, Third or Seventh Supplemental Annual Benefit Determination (or such Participant's Beneficiary(ies), if applicable) shall be entitled to elect to receive the actuarial present value of such Participant's Supplemental Pension in a lump sum payment payable 5 days from the date such written election is mailed to the Corporation's secretary. The following assumptions shall be used in calculating any such lump sum payment:

                 (a)      An interest rate of 6%, and

                 (b) A life expectancy equal to the difference between (1) 85 and (2) the Participant's whole number age at the time of Participant's termination of employment.


ARTICLE V.       PARTICIPANTS

The Committee designates as a Participant for purposes of this Determination any Executive who is a Participant under the First, Second, Third or Seventh Supplemental Annual Benefit Determination.


ARTICLE VI.      ADOPTION

This Determination was approved and adopted by the Board of Directors of the Corporation on February 13, 1990, and amended by the Corporation on August 17, 1993, effective as of February 1, 1992, as authorized by the Board of Directors on December 3, 1991.





                                       2